                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                           ________________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          __________________________



Date of Report (Date of
earliest event reported): June 28, 1996
                          -------------



                        INTERMEDIA COMMUNICATIONS INC.
         -------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



               Delaware                                   59-2913586
       --------------------------                    -------------------
        (State or other jurisdic-                     (I.R.S. Employer
        tion of incorporation or                     Identification No.)
        organization)



                                    0-20135
                           ------------------------
                           (Commission File Number)


3625 Queen Palm Drive, Tampa, Florida                                33619-1309
- --------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code (813) 621-0011
                                                   --------------


9280 Bay Plaza Boulevard, Suite 720, Tampa, Florida  33619
- --------------------------------------------------------------------------------
(Former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On June 28, 1996, Intermedia Communications Inc., a Delaware corporation ("ICI"), acquired the telecommunications division of EMI Communications Corp., a New York corporation ("EMI") and its wholly-owned subsidiaries (collectively with EMI, the "Sellers"), pursuant to the terms of that certain Asset Purchase Agreement, dated as of February 20, 1996, by and among the Sellers, Newhouse Broadcasting Corporation, a New York corporation ("Newhouse") and ICI (the "Asset Purchase Agreement"). (EMI is a wholly-owned subsidiary of Newhouse.) The Asset Purchase Agreement as originally executed and the amendment to it are included as Exhibits 2.1 and 2.2 respectively and are hereby incorporated by reference.

     EMI's telecommunications division, headquartered in Syracuse, New York, is a provider of frame relay based network services and interexchange private lines services primarily in the northeastern United States. For the past several years, ICI has utilized EMI's networks for termination of enhanced network services traffic in EMI's territory. Prior to the acquisition, EMI operated owned and leased microwave and fiber optic digital network capacity in New York, Massachusetts, Vermont, Rhode Island, Connecticut, New Jersey, Pennsylvania, Maryland and the District of Columbia and maintained points of presence for interexchange and enhanced network services in most major cities in these states.

     Completion of the acquisition approximately doubles the number of enhanced data service locations served directly by ICI. The acquisition also (i) expands ICI's customer base and increases its exposure to interregional customers, (ii) facilitates cross selling of ICI's long distance and local exchange services into this expanded customer base, and (iii) reduces cost by eliminating overlapping facilities, removing duplicate network to network interfaces and creating economies of scale.

     ICI purchased EMI's telecommunications division in exchange for 937,500 newly and validly issued, fully paid and nonassessable shares of ICI common stock, par value $.01 per share (the "Shares"), issued by ICI to Newhouse. The number of Shares payable to Newhouse was based upon a purchase price of $15,000,000 divided by the average trading price per share of ICI common stock during the twenty-one day period ending on February 14, 1996 (which was equal to $16.00). The Shares were transferred to Newhouse pursuant to an exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended.

     A detailed description of the assets purchased is included in Article II
Section 2.1 of the Asset Purchase Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

(a)  Financial Statements of Business Acquired.

Financial Statements for the Telecommunications Division of EMI for the years ended July 31 1994 and 1995 and for the six month periods ended January 31, 1995 and 1996 (unaudited) filed as a Supplemental Filing to ICI's Annual Report on Form 10-K for the year ended December 31, 1995 are hereby incorporated by reference. It is impracticable to provide Financial Statements for the Telecommunications Division of EMI for the interim period since the dates of such Financial Statements. Such interim Financial Statements will be filed as soon as practicable, but not later than 60 days after the date hereof.

(b)  Pro Forma Financial Information.

It is impracticable to provide Pro Forma Financial Statements for the Telecommunications Division of EMI. Such Pro Forma Financial Statements will be filed as soon as practicable, but not later than 60 days after the date hereof.

(c)  Exhibits

Number    Exhibit
- ------    -------

2.1 Asset Purchase Agreement dated as of February 20, 1996 by and among EMI Communications Corp., Eastern Message, Inc., Eastern Message of New Jersey, Inc., Eastern Message of Pennsylvania, Inc., Eastern Message of Massachusetts, Inc., Eastern Message of Maryland, Inc., Newhouse Broadcasting Corporation and Intermedia Communications Inc. (f/k/a Intermedia Communication of Florida, Inc.) (the "Asset Purchase Agreement"). Exhibit 2.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 is hereby incorporated by reference.

2.2       Amendment No. 1 to the Asset Purchase Agreement.

99.1      Press release dated June 28, 1996.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: June 28, 1996

                     INTERMEDIA COMMUNICATIONS INC.
                     ------------------------------
                                (Registrant)



                     By: David C. Ruberg
                        -----------------------------
                       Name:  David C. Ruberg
                       Title: Chairman, Chief Executive Officer
                              and President

                                 EXHIBIT INDEX

Number    Exhibit
- ------    -------

2.1 Asset Purchase Agreement dated as of February 20, 1996 by and among EMI Communications Corp., Eastern Message, Inc., Eastern Message of New Jersey, Inc., Eastern Message of Pennsylvania, Inc., Eastern Message of Massachusetts, Inc., Eastern Message of Maryland, Inc., Newhouse Broadcasting Corporation and Intermedia Communications Inc. (f/k/a Intermedia Communication of Florida, Inc.) (the "Asset Purchase Agreement"). Exhibit 2.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 is hereby incorporated by reference.

2.2       Amendment No. 1 to the Asset Purchase Agreement.

99.1      Press release dated June 28, 1996.